Press Release
For Further Information Contact:

INVESTORS:	MEDIA:
Chris Hall	Karen Rugen
(717) 214-8834	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

           RITE AID REPORTS THIRD QUARTER FISCAL 2010 RESULTS

●	Third Quarter Net Loss of $.10 per Diluted Share Compared to Net Loss of $.30 per Diluted Share in Prior Third Quarter

●	Adjusted EBITDA of $254.2 Million Compared to Adjusted EBITDA of $259.6 Million in Prior Year Third Quarter

●	Continued Strong Liquidity of $903.2 Million at Quarter End

●	Continued Significant Reduction in SG&A Year Over Year

●	Rite Aid Narrows Fiscal 2010 Outlook

●	Rite Aid Extends Term of Pharmaceutical Supply Agreement with McKesson Corp.

CAMP HILL, PA (December 17, 2009) – Rite Aid Corporation (NYSE: RAD) today reported revenues of $6.4 billion and a net loss of $83.9 million or $.10 per diluted share for its fiscal quarter ended November 28, 2009.  Adjusted EBITDA was $254.2 million or 4.0 percent of revenues.

Third Quarter Highlights

●
Both pharmacy same store sales and the number of prescriptions filled continued to increase by  0.4 percent and 1.5 percent, respectively.  A 227 basis point increase in generic dispensing year over year negatively impacted sales.

●	Significant reduction in selling, general and administrative expenses as a percent of sales continued with SG&A 119 basis points lower than last year’s third quarter.

●	FIFO inventory was $268.8 million lower year over year.

●	Liquidity remained strong with a total of $903.2 million of availability from the company's credit facility and invested cash.

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Rite Aid FY 2010 Q3 Press Release – page 2

“Our results demonstrate the significant progress we’ve made to strengthen our company since last year’s third quarter.  Liquidity at the end of the quarter more than doubled, and we’ve refinanced all of our 2010 debt maturities to give more time for our growth initiatives to work,” said Mary Sammons, Rite Aid chairman and CEO.  “Congratulations to our team for the great job they did once again growing prescriptions, reducing expenses and controlling inventory, which helped offset difficult front end sales in this tough retail economy and continued pressure on pharmacy margins.”

Third Quarter Summary

Revenues for the 13-week quarter were $6.35 billion versus revenues of $6.47 billion in the prior-year third quarter.  Revenues declined 1.8 percent, primarily as a result of store closings and a decline in front-end same store sales.

Same store sales for the quarter decreased 0.5 percent over the prior 13-week third quarter consisting of a 2.5 per cent decrease on the front end and a 0.4 percent increase in pharmacy.  The number of prescriptions filled increased 1.5 percent.  Prescription sales accounted for 68.6 percent of total drugstore sales, and third party prescription revenue was 96.2 percent of pharmacy sales.

Net loss for the quarter was $83.9 million or $.10 per diluted share compared to last year’s third quarter net loss of $243.1 million or $.30 per diluted share.  Lower charges related to store closings and impairment, lower LIFO expense and the absence of a tax valuation allowance in this year’s third quarter contributed to the decrease in net loss.

Adjusted EBITDA was $254.2 million or 4.0 percent of revenues compared to $259.6 million or 4.0 percent of revenues for the like period last year.  Improvement in SG&A offset most of the decrease in gross profit caused by the decline in sales and gross margin rate.  As previously disclosed, adjusted EBITDA for the prior year third quarter reflects a $7.6 million reclassification of accounts receivable securitization fees as interest expense to make it comparable to the current period.

In the third quarter, the company opened 3 stores, relocated 13 stores, remodeled 3 stores and closed 14 stores. Stores in operation at the end of the third quarter totaled 4,801.

Other Events During the Quarter

As previously announced, in October Rite Aid refinanced its first and second lien accounts receivable securitization facilities due September 2010, completing the refinancing of all of its September 2010 debt maturities.  The company now has no major debt maturities until September 2012.

Subsequent Events

On December 10, 2009 Rite Aid entered into an extension of its pharmaceutical supply agreement with McKesson Corporation.  McKesson will continue to supply Rite Aid with primarily all of its branded drugs, some of its generic drugs and specialty pharmaceuticals until April 1, 2013.

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Rite Aid FY 2010 Q3 Press Release - page 3

Rite Aid Narrows Fiscal 2010 Outlook

With only the fourth quarter of fiscal 2010 left to report, we have narrowed our fiscal 2010 guidance for total sales, same store sales, adjusted EBITDA and net loss and reduced our guidance for capital expenditures.  We continue to expect total sales to be between $25.6 billion and $25.9 billion.  Same stores sales are expected to range from a decrease of 1.0 percent to an increase of 0.5 percent over fiscal 2009.  Adjusted EBITDA (which is reconciled to net loss on the attached table) is expected to be between $925 million and $975 million.  Net loss is now expected to be between $413 million and $542 million or a loss per diluted share of $.50 to $.66.  Capital expenditures are expected to be $220 million.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team.  The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com  in the conference call section of investor information and www.StreetEvents.com.  Slides related to materials discussed on the call will be available on both sites.  A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today.  A playback of the call will also be available by telephone for 48 hours beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on December 19.  The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the eight-digit reservation number 44144544.

Rite Aid Corporation is one of the nation’s leading drugstore chains with more than 4,800 stores in 31 states and the District of Columbia and fiscal 2009 annual revenues of more than $26.3 billion.  Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

This press release contains forward-looking statements, including guidance, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements; general economic conditions, inflation and interest rate movements; our ability to improve the operating performance of our stores in accordance with our long term strategy, our ability to realize same store sales growth; our ability to hire and retain pharmacists and other store personnel; the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order; competitive pricing pressures, including aggressive promotional activity from our competitors; decisions to close additional stores and distribution centers, which could result in further charges to our operating statement; our ability to manage expenses; our ability to realize the benefits from actions to further reduce costs and investment in working capital; continued consolidation of the drugstore industry; changes in state or federal legislation or regulations and the outcome of lawsuits and governmental investigations. Consequently, all of the forward-looking statements made in this press release, including our guidance, are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

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Rite Aid FY 2010 Q3 Press Release – page 4

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) from operations excluding the impact of income taxes, interest expense and securitization costs, depreciation and amortization, LIFO adjustments, charges or credits for store closing and impairment, inventory write-downs related to closed stores, stock-based compensation expense, debt modifications and retirements, sale of assets and investments, and other non-recurring items. We reference this non-GAAP financial measure frequently in our decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. In addition, incentive compensation is based on Adjusted EBITDA and we base our forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. We include this non-GAAP financial measure in our earnings announcement in order to provide transparency to our investors and enable investors to better compare our operating performance with the operating performance of our competitors.

###

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	November 28, 2009	February 28, 2009
ASSETS
Current assets:
Cash and cash equivalents	$156,629	$152,035
Accounts receivable, net	1,082,188	526,742
Inventories, net of LIFO reserve of $790,777 and $746,467	3,575,767	3,509,494
Prepaid expenses and other current assets	100,991	176,661
Total current assets	4,915,575	4,364,932
Property, plant and equipment, net	2,390,051	2,587,356
Other intangibles, net	872,428	1,017,011
Other assets	419,878	357,241
Total assets	$8,597,932	$8,326,540

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$51,148	$40,683
Accounts payable	1,341,955	1,256,982
Accrued salaries, wages and other current liabilities	1,085,394	1,004,762
Total current liabilities	2,478,497	2,302,427
Long-term debt, less current maturities	6,232,129	5,801,230
Lease financing obligations, less current maturities	138,366	169,796
Other noncurrent liabilities	1,227,091	1,252,739
Total liabilities	10,076,083	9,526,192

Commitments and contingencies	-	-
Stockholders' deficit:
Preferred stock - Series G	1	1
Preferred stock - Series H	150,053	143,498
Common stock	887,777	886,113
Additional paid-in capital	4,273,878	4,265,211
Accumulated deficit	(6,751,005)	(6,452,696)
Accumulated other comprehensive loss	(38,855)	(41,779)
Total stockholders' deficit	(1,478,151)	(1,199,652)
Total liabilities and stockholders' deficit	8,597,932	$8,326,540

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended November 28, 2009	Thirteen weeks ended November 29, 2008
Revenues	$6,352,283	$6,468,601
Costs and expenses:
Cost of goods sold	4,665,871	4,743,089
Selling, general and administrative expenses	1,605,213	1,711,873
Lease termination and impairment charges	35,072	101,635
Interest expense	135,770	126,615
Gain on sale of assets, net	(1,459)	(1,008)

	6,440,467	6,682,204

Loss before income taxes	(88,184)	(213,603)
Income tax (benefit) expense	(4,322)	29,522
Net loss	$(83,862)	$(243,125)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(83,862)	$(243,125)
Accretion of redeemable preferred stock	(26)	(26)
Cumulative preferred stock dividends	(2,218)	(5,591)
Loss attributable to common stockholders - basic and diluted	$(86,106)	$(248,742)

Basic and diluted weighted average shares	881,371	840,554

Basic and diluted loss per share	$(0.10)	$(0.30)

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirty-nine weeks ended November 28, 2009	Thirty-nine weeks ended November 29, 2008
Revenues	$19,205,331	$19,581,701
Costs and expenses:
Cost of goods sold	14,056,578	14,269,769
Selling, general and administrative expenses	4,961,798	5,285,478
Lease termination and impairment charges	130,810	189,722
Interest expense	374,076	363,420
Loss on debt modifications and retirements, net	993	39,905
(Gain) loss on sale of assets, net	(25,598)	11,939

	19,498,657	20,160,233

Loss from continuing operations before income taxes	(293,326)	(578,532)
Income tax expense	4,994	39,861

Net loss from continuing operations	(298,320)	(618,393)

Loss from discontinued operations	-	(3,369)

Net loss	$(298,320)	$(621,762)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(298,320)	$(621,762)
Accretion of redeemable preferred stock	(77)	(77)
Cumulative preferred stock dividends	(6,556)	(17,081)
Loss attributable to common stockholders - basic and diluted	$(304,953)	$(638,920)

Basic and diluted weighted average shares	880,577	833,855

Basic and diluted loss per share	$(0.35)	$(0.77)

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended November 28, 2009	Thirteen weeks ended November 29, 2008

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,352,283	$6,468,601
Cost of goods sold	4,665,871	4,743,089
Gross profit	1,686,412	1,725,512
LIFO charge	14,770	59,812
FIFO gross profit	1,701,182	1,785,324

Gross profit as a percentage of revenues	26.55%	26.68%
LIFO charge as a percentage of revenues	0.23%	0.92%
FIFO gross profit as a percentage of revenues	26.78%	27.60%

Selling, general and administrative expenses	1,605,213	1,711,873
Selling, general and administrative expenses as a percentage of revenues	25.27%	26.46%

Cash interest expense	124,495	118,838
Non-cash interest expense	11,275	7,777
Total interest expense	135,770	126,615
Securitization costs (included in SG&A)	8,362	7,613
Total interest expense and securitization costs	144,132	134,228

Adjusted EBITDA	254,192	259,635
Adjusted EBITDA as a percentage of revenues	4.00%	4.01%

Net loss	(83,862)	(243,125)
Net loss as a percentage of revenues	-1.32%	-3.76%

Total debt	6,421,643	6,347,653
Accounts receivable securitization facility	-	545,000
Total debt including accounts receivable facility	6,421,643	6,892,653

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	43,342	98,505
Intangible assets acquired	2,214	13,990
Total cash capital expenditures	45,556	112,495
Equipment received for noncash consideration	1,612	1,646
Equipment financed under capital leases	-	3,477
Gross capital expenditures	$47,168	$117,618

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirty-nine weeks ended November 28, 2009	Thirty-nine weeks ended November 29, 2008

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$19,205,331	$19,581,701
Cost of goods sold	14,056,578	14,269,769
Gross profit	5,148,753	5,311,932
LIFO charge	44,310	90,000
FIFO gross profit	5,193,063	5,401,932

Gross profit as a percentage of revenues	26.81%	27.13%
LIFO charge as a percentage of revenues	0.23%	0.46%
FIFO gross profit as a percentage of revenues	27.04%	27.59%

Selling, general and administrative expenses	4,961,798	5,285,478
Selling, general and administrative expenses as a percentage of revenues	25.84%	26.99%

Cash interest expense	345,079	344,651
Non-cash interest expense	28,997	18,769
Total interest expense	374,076	363,420
Securitization costs (included in SG&A)	36,862	16,922
Total interest expense and securitization costs	410,938	380,342

Adjusted EBITDA	719,923	720,624
Adjusted EBITDA as a percentage of revenues	3.75%	3.68%

Net loss	(298,320)	(621,762)
Net loss as a percentage of revenues	-1.55%	-3.18%

Total debt	6,421,643	6,347,653
Accounts receivable securitization facility	-	545,000
Total debt including accounts receivable facility	6,421,643	6,892,653

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	124,541	401,460
Intangible assets acquired	5,661	75,454
Total cash capital expenditures	130,202	476,914
Equipment received for noncash consideration	9,450	23,878
Equipment financed under capital leases	185	7,813
Gross capital expenditures	$139,837	$508,605

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Thirteen weeks ended November 28, 2009	Thirteen weeks ended November 29, 2008

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(83,862)	$(243,125)
Adjustments:
Interest expense and securitization costs (a)	144,132	134,228
Income tax (benefit) expense	(4,322)	29,522
Depreciation and amortization	132,547	145,407
LIFO charges (b)	14,770	59,812
Lease termination and impairment charges	35,072	101,635
Stock-based compensation expense	5,826	9,718
Gain on sale of assets, net	(1,459)	(1,008)
Incremental acquisition costs (c)	-	8,551
Closed store liquidation expense (d)	1,608	3,775
Severance costs	135	10,507
Other (e)	9,745	613
Adjusted EBITDA (a)	$254,192	$259,635
Percent of revenues	4.00%	4.01%

Notes:

(a)	Securitization costs of $7,613 for the thirteen weeks ended November 29, 2008 have been excluded from Adjusted EBITDA

(b)	Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(c)	Represents incremental costs related to the acquisition of Jean Coutu, USA.

(d)	Represents costs to liquidate inventory at stores that are in the process of closing.

(e)	Includes charges of $6,136 for the thirteen weeks ended November 28, 2009 related to the refinancing of accounts receivable securitization facilities

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Thirty-nine weeks ended November 28, 2009	Thirty-nine weeks ended November 29, 2008

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(298,320)	$(621,762)
Adjustments:
Interest expense and securitization costs (a)	410,938	380,342
Income tax expense	4,994	39,861
Depreciation and amortization	404,307	441,349
LIFO charges (b)	44,310	90,000
Lease termination and impairment charges	130,810	189,722
Stock-based compensation expense	18,335	25,921
(Gain) loss on sale of assets, net	(25,598)	11,987
Loss on debt modifications and retirements, net	993	39,905
Incremental acquisition costs (c)	-	85,427
Closed store liquidation expense (d)	9,477	14,310
Severance costs	6,184	12,590
Other (e)	13,493	10,972
Adjusted EBITDA (a)	$719,923	$720,624
Percent of revenues	3.75%	3.68%

Results of discontinued operations (f)	-	1,882
Adjusted EBITDA from continuing operations	$719,923	$722,506

Notes:

(a)	Securitization costs of $16,922 for the thirty-nine weeks ended November 29, 2008 have been excluded from Adjusted EBITDA

(b)	Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(c)	Represents incremental costs related to the acquisition of Jean Coutu, USA.

(d)	Represents costs to liquidate inventory at stores that are in the process of closing.

(e)	Includes charges of $6,136 for the thirty-nine weeks ended November 28, 2009 related to the refinancing of accounts receivable securitization facilities

(f)	Represents losses from our disposed Las Vegas market that are included in prior year's Adjusted EBITDA.

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirteen weeks ended November 28, 2009	Thirteen weeks ended November 29, 2008

OPERATING ACTIVITIES:
Net loss	$(83,862)	$(243,125)
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	132,547	145,407
Lease termination and impairment charges	35,072	101,635
LIFO charges	14,770	59,812
Gain on sale of assets, net	(1,459)	(1,008)
Stock-based compensation expense	5,826	9,718
Changes in deferred taxes	-	27,055
Changes in operating assets and liabilities:
Net (repayments to) proceeds from accounts receivable securitization	(400,000)	45,000
Accounts receivable	(65,332)	(44,661)
Inventories	(166,340)	(86,844)
Accounts payable	91,643	(69,235)
Other assets and liabilities, net	2,084	100,587
Net cash (used in) provided by operating activities	(435,051)	44,341
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(43,342)	(98,505)
Intangible assets acquired	(2,214)	(13,990)
Proceeds from dispositions of assets and investments	3,510	4,275
Net cash used in investing activities	(42,046)	(108,220)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	396,703	1,865
Net proceeds from revolver	124,000	133,000
Principal payments on long-term debt	(7,284)	(6,972)
Change in zero balance cash accounts	13,448	(84,436)
Net proceeds from the issuance of common stock	30	-
Payments for preferred stock dividends	-	(978)
Financing costs paid	(14,178)	-
Net cash provided by financing activities	512,719	42,479
Increase (decrease) in cash and cash equivalents	35,622	(21,400)
Cash and cash equivalents, beginning of period	121,007	170,260
Cash and cash equivalents, end of period	$156,629	$148,860

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirty-nine weeks ended November 28, 2009	Thirty-nine weeks ended November 29, 2008

OPERATING ACTIVITIES:
Net loss	$(298,320)	$(621,762)
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	404,307	441,349
Lease termination and impairment charges	130,810	189,722
LIFO charges	44,310	90,000
(Gain) loss on sale of assets, net	(25,598)	11,987
Stock-based compensation expense	18,335	25,921
Loss on debt modifications and retirements, net	993	39,905
Proceeds from insured loss	1,380	-
Changes in deferred taxes	-	27,055
Changes in operating assets and liabilities:
Net (repayments to) proceeds from accounts receivable securitization	(555,000)	110,000
Accounts receivable	(8,446)	(36,916)
Inventories	(111,301)	(182,038)
Accounts payable	128,646	(52,264)
Other assets and liabilities, net	45,575	(7,827)
Net cash (used in) provided by operating activities	(224,309)	35,132
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(124,541)	(401,460)
Intangible assets acquired	(5,661)	(75,454)
Expenditures for business acquisition	-	(112)
Proceeds from sale-leaseback transactions	6,532	161,553
Proceeds from dispositions of assets and investments	39,208	22,904
Net cash used in investing activities	(84,462)	(292,569)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,303,307	900,629
Net (payments to) proceeds from revolver	(714,000)	297,000
Principal payments on long-term debt	(167,174)	(862,162)
Proceeds from financing secured by owned property	-	31,266
Change in zero balance cash accounts	(49,475)	(64,376)
Net proceeds from the issuance of common stock	30	1,117
Payments for preferred stock dividends	-	(3,466)
Financing costs paid	(59,323)	(49,473)
Net cash provided by financing activities	313,365	250,535
Increase (decrease) in cash and cash equivalents	4,594	(6,902)
Cash and cash equivalents, beginning of period	152,035	155,762
Cash and cash equivalents, end of period	$156,629	$148,860

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE
YEAR ENDING FEBRUARY 27, 2010
(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$25,600,000	$25,900,000

Same store sales	-1.00%	0.50%

Gross capital expenditures	$220,000	$220,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(542,000)	$(413,000)
Adjustments:
Interest expense and securitization costs	560,000	555,000
Income tax expense	17,000	10,000
Depreciation and amortization	545,000	535,000
LIFO charge	70,000	50,000
Store closing, liquidation, and impairment charges	250,000	230,000
Stock-based compensation expense	25,000	20,000
Other	0	(12,000)
Adjusted EBITDA	$925,000	$975,000

Diluted loss per share	$(0.66)	$(0.50)